 SIMON PROPERTY GROUP
EARNINGS RELEASE &
SUPPLEMENTAL INFORMATION
UNAUDITED THIRD QUARTER

(1)
Includes reconciliation of consolidated net income to funds from operations.

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Contacts:
Tom Ward
317-685-7330 Investors

Nicole Kennon
704-804-1960 Media

Simon® Reports Third Quarter 2023 Results
and Increases Full Year 2023 Guidance
INDIANAPOLIS, October 30, 2023 – Simon®, a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations, today reported results for the quarter ended September 30, 2023.
“We produced an excellent quarter highlighted by strong financial and operational performance,” said David Simon, Chairman, Chief Executive Officer and President. “We continue to demonstrate our ability to grow our business.”
Results for the Quarter
•
Net income attributable to common stockholders was $594.1 million, or $1.82 per diluted share, as compared to $539.0 million, or $1.65 per diluted share in 2022.

 –
Net income for the third quarter of 2023 includes non-cash after-tax gains of  $118.1 million, or $0.32 per diluted share, primarily due to the partial sale of the Company’s ownership interest in its SPARC Group joint venture (“SPARC”). The Company now owns 33% of SPARC (reduced from 50%).

•
Funds From Operations (“FFO”) was $1.201 billion, or $3.20 per diluted share, inclusive of the gains referenced above, as compared to $1.099 billion, or $2.93 per diluted share in the prior year.

•
Domestic property Net Operating Income (“NOI”) increased 4.2% and portfolio NOI increased 4.3%, in each case, compared to the prior year period.

Results for the Nine Months
•
Net income attributable to common stockholders was $1.532 billion, or $4.68 per diluted share, as compared to $1.462 billion, or $4.46 per diluted share in 2022.

 –
Net income for the nine months ended 2023 includes non-cash after-tax gains of  $145.5 million or $0.39 per diluted share due to the gain in SPARC referenced above and a dilution of our ownership interest in Authentic Brands Group (“ABG”).

•
FFO was $3.304 billion, or $8.82 per diluted share as compared to $3.207 billion, or $8.54 per diluted share in the prior year.

•
Domestic property NOI increased 3.8% and portfolio NOI increased 4.0%, in each case, compared to the prior year period.

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U.S. Malls and Premium Outlets Operating Statistics
•
Occupancy was 95.2% at September 30, 2023, compared to 94.5% at September 30, 2022, an increase of 70 basis points.

•
Base minimum rent per square foot was $56.41 at September 30, 2023, compared to $54.80 at September 30, 2022, an increase of 2.9%.

•
Reported retailer sales per square foot was $744 for the trailing 12 months ended September 30, 2023, a decrease of 0.7% compared to the prior year period.

Development Activity
During the quarter, construction started on Jakarta Premium Outlets®, the first Premium Outlet® Center in Indonesia. The 300,000 square foot upscale outlet is projected to open in February 2025. Simon owns 50% of this project.
Construction continues on redevelopment and expansion projects at properties in North America and Asia.
Capital Markets and Balance Sheet Liquidity
The Company was active in the credit markets through the first nine months of the year.
During the first nine months, the Company completed eleven non-recourse mortgage loans totaling approximately $962 million (U.S. dollar equivalent), of which Simon’s share was $540 million. The weighted average interest rate on these loans was 6.03%.
During the quarter ended September 30, 2023, the Company repurchased 1,267,995 shares of its common stock.
As of September 30, 2023, Simon had approximately $8.8 billion of liquidity consisting of  $1.4 billion of cash on hand, including its share of joint venture cash, and $7.4 billion of available capacity under its revolving credit facilities.
Dividends
Today, Simon’s Board of Directors declared a quarterly common stock dividend of  $1.90 for the fourth quarter of 2023. This is an increase of  $0.10, or 5.6% year-over-year. The dividend will be payable on December 29, 2023 to shareholders of record on December 8, 2023.
Simon’s Board of Directors declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of  $1.046875 per share, payable on December 29, 2023 to shareholders of record on December 15, 2023.
2023 Guidance
The Company currently estimates net income to be within a range of  $6.67 to $6.77 per diluted share and FFO to be within a range of  $12.15 to $12.25 per diluted share for the year ending December 31, 2023. The FFO per diluted share range is an increase from the $11.85 to $11.95 per diluted share range provided on August 2, 2023, or an increase of  $0.30 per diluted share at the mid-point.
The following table provides the GAAP to non-GAAP reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to FFO per diluted share:

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For the year ending December 31, 2023
	Low End	High End
Estimated net income attributable to common stockholders per diluted share *	$6.67	$6.77
Depreciation and amortization including Simon’s share of unconsolidated entities	5.45	5.45
Loss on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	0.03	0.03
Estimated FFO per diluted share *	$12.15	$12.25

*
Includes year-to-date unrealized gains of  $0.05 from mark-to-market of publicly traded equity instruments

Conference Call
Simon will hold a conference call to discuss the quarterly financial results today from 5:00 p.m. to 6:00 p.m. Eastern Time, Monday, October 30, 2023. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until November 6, 2023. To access the audio replay, dial 1-844-512-2921 (international +1-412-317-6671) passcode 13741427.
Supplemental Materials and Website
Supplemental information on our third quarter 2023 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.
We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Financial Measures
This press release includes FFO, FFO per share and portfolio NOI growth which are financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon’s supplemental information for the quarter. FFO and NOI growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.
Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company’s actual results may differ materially from those indicated

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by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the inability to renew leases and relet vacant space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; an increase in vacant space at our properties; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; natural disasters; the availability of comprehensive insurance coverage; the intensely competitive market environment in the retail industry, including e-commerce; security breaches that could compromise our information technology or infrastructure; the increased focus on ESG metrics and reporting; environmental liabilities; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; the loss of key management personnel; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; changes in market rates of interest; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; and general risks related to real estate investments, including the illiquidity of real estate investments.
The Company discusses these and other risks and uncertainties under the heading “Risk Factors” in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
About Simon
Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

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Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUE:
Lease income	$1,298,737	$1,215,470	$3,801,880	$3,618,035
Management fees and other revenues	30,055	28,654	92,511	85,051
Other income	82,156	71,662	237,007	188,464
Total revenue	1,410,948	1,315,786	4,131,398	3,891,550
EXPENSES:
Property operating	136,541	120,858	366,553	336,929
Depreciation and amortization	315,259	301,754	941,851	910,190
Real estate taxes	115,456	109,932	338,452	333,611
Repairs and maintenance	22,660	21,639	67,837	63,993
Advertising and promotion	28,809	27,102	86,713	72,429
Home and regional office costs	47,679	43,711	154,505	143,424
General and administrative	9,070	7,784	28,235	24,977
Other	41,240	30,810	132,369	106,649
Total operating expenses	716,714	663,590	2,116,515	1,992,202
OPERATING INCOME BEFORE OTHER ITEMS	694,234	652,196	2,014,883	1,899,348
Interest expense	(212,210)	(187,878)	(629,725)	(560,353)
Gain on disposal, exchange, or revaluation of equity interests, net	158,192	—	194,629	—
Income and other tax expense	(43,218)	(8,256)	(40,252)	(31,168)
Income from unconsolidated entities	95,480	163,086	207,835	434,343
Unrealized (losses) gains in fair value of publicly traded equity instruments, net	(6,175)	(14,563)	20,049	(63,412)
(Loss) gain on acquisition of controlling interest, sale or disposal of, or recovery on,
assets and interests in unconsolidated entities and impairment, net	(5,541)	17,262	(9,897)	879
CONSOLIDATED NET INCOME	680,762	621,847	1,757,522	1,679,637
Net income attributable to noncontrolling interests	85,789	81,975	222,710	214,722
Preferred dividends	834	834	2,503	2,503
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$594,139	$539,038	$1,532,309	$1,462,412
BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.82	$1.65	$4.68	$4.46

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Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)
	September 30, 2023	December 31, 2022
ASSETS:
Investment properties, at cost	$38,951,669	$38,326,912
Less – accumulated depreciation	17,410,320	16,563,749
	21,541,349	21,763,163
Cash and cash equivalents	769,031	621,628
Tenant receivables and accrued revenue, net	757,612	823,540
Investment in TRG, at equity	3,106,062	3,074,345
Investment in Klépierre, at equity	1,456,649	1,561,112
Investment in other unconsolidated entities, at equity	3,617,515	3,511,263
Right-of-use assets, net	489,989	496,930
Deferred costs and other assets	1,226,395	1,159,293
Total assets	$32,964,602	$33,011,274
LIABILITIES:
Mortgages and unsecured indebtedness	$24,916,760	$24,960,286
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,626,333	1,491,583
Cash distributions and losses in unconsolidated entities, at equity	1,758,175	1,699,828
Dividend payable	3,347	1,997
Lease liabilities	490,825	497,953
Other liabilities	556,289	535,736
Total liabilities	29,351,729	29,187,383
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership and noncontrolling
redeemable interests	202,465	212,239
EQUITY:
Stockholders’ Equity
Capital stock ( total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 850,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	41,188	41,435
Common stock, $0.0001 par value, 511,990,000 shares authorized, 342,900,671 and 342,905,419 issued and outstanding, respectively	34	34
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	11,392,636	11,232,881
Accumulated deficit	(6,218,936)	(5,926,974)
Accumulated other comprehensive loss	(140,987)	(164,873)
Common stock held in treasury, at cost, 16,661,258 and 15,959,628 shares, respectively	(2,121,201)	(2,043,979)
Total stockholders’ equity	2,952,734	3,138,524
Noncontrolling interests	457,674	473,128
Total equity	3,410,408	3,611,652
Total liabilities and equity	$32,964,602	$33,011,274

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUE:
Lease income	$743,388	$710,084	$2,212,197	$2,142,068
Other income	129,021	72,355	357,261	258,446
Total revenue	872,409	782,439	2,569,458	2,400,514
OPERATING EXPENSES:
Property operating	165,406	153,002	475,364	445,214
Depreciation and amortization	159,560	169,453	483,361	504,926
Real estate taxes	63,607	59,008	192,550	187,697
Repairs and maintenance	19,034	17,632	55,452	58,322
Advertising and promotion	19,188	17,153	58,702	52,718
Other	63,696	48,866	180,213	146,595
Total operating expenses	490,491	465,114	1,445,642	1,395,472
OPERATING INCOME BEFORE OTHER ITEMS	381,918	317,325	1,123,816	1,005,042
Interest expense	(172,523)	(147,539)	(508,230)	(438,559)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	19,395	4,522	20,529	4,522
NET INCOME	$228,790	$174,308	$636,115	$571,005
Third-Party Investors’ Share of Net Income	$124,272	$83,222	$329,338	$280,919
Our Share of Net Income	104,518	91,086	306,777	290,086
Amortization of Excess Investment (A)	(14,933)	(14,928)	(44,781)	(45,153)
Our Share of Gain on Sale or Disposal of, or Recovery on, Assets and Interests in Unconsolidated Entities, net	—	(2,532)	(454)	(2,532)
Income from Unconsolidated Entities (B)	$89,585	$73,626	$261,542	$242,401

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A.
(“Klépierre”), The Taubman Realty Group (“TRG”) and other platform investments. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)
	September 30, 2023	December 31, 2022
Assets:
Investment properties, at cost	$19,085,972	$19,256,108
Less – accumulated depreciation	8,673,301	8,490,990
	10,412,671	10,765,118
Cash and cash equivalents	1,413,812	1,445,353
Tenant receivables and accrued revenue, net	470,337	546,025
Right-of-use assets, net	123,149	143,526
Deferred costs and other assets	544,390	482,375
Total assets	$12,964,359	$13,382,397
Liabilities and Partners’ Deficit:
Mortgages	$14,324,171	$14,569,921
Accounts payable, accrued expenses, intangibles, and deferred revenue	990,731	961,984
Lease liabilities	113,047	133,096
Other liabilities	380,490	446,064
Total liabilities	15,808,439	16,111,065
Preferred units	67,450	67,450
Partners’ deficit	(2,911,530)	(2,796,118)
Total liabilities and partners’ deficit	$12,964,359	$13,382,397
Our Share of:
Partners’ deficit	$(1,277,109)	$(1,232,086)
Add: Excess Investment (A)	1,184,743	1,219,117
Our net Investment in unconsolidated entities, at equity	$(92,366)	$(12,969)

Note:
The above financial presentation does not include any information related to our investments in Klépierre,
TRG and other platform investments. For additional information, see footnote B.

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Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)
Reconciliation of Consolidated Net Income to FFO
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Consolidated Net Income (D)	$680,762	$621,847	$1,757,522	$1,679,637
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	313,053	299,202	933,669	903,137
Our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments	207,607	204,428	622,258	645,130
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	5,541	(17,262)	9,897	(879)
Net loss (income) attributable to noncontrolling interest holders in properties	1,149	(3,616)	751	(2,498)
Noncontrolling interests portion of depreciation and amortization, gain on consolidation of properties, and loss (gain) on disposal of properties	(6,045)	(4,396)	(16,255)	(13,640)
Preferred distributions and dividends	(1,313)	(1,313)	(3,939)	(3,939)
FFO of the Operating Partnership	$1,200,754	$1,098,890	$3,303,903	$3,206,948
Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.82	$1.65	$4.68	$4.46
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre, TRG and other corporate investments, net of noncontrolling interests portion of depreciation and amortization	1.37	1.33	4.11	4.08
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	0.01	(0.05)	0.03	—
Diluted FFO per share	$3.20	$2.93	$8.82	$8.54
Details for per share calculations:
FFO of the Operating Partnership	$1,200,754	$1,098,890	$3,303,903	$3,206,948
Diluted FFO allocable to unitholders	(152,599)	(138,760)	(418,135)	(404,008)
Diluted FFO allocable to common stockholders	$1,048,155	$960,130	$2,885,768	$2,802,940
Basic and Diluted weighted average shares outstanding	327,159	327,286	327,101	328,107
Weighted average limited partnership units outstanding	47,658	47,304	47,396	47,293
Basic and Diluted weighted average shares and units outstanding	374,817	374,590	374,497	375,400
Basic and Diluted FFO per Share	$3.20	$2.93	$8.82	$8.54
Percent Change	9.2%		3.3%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information
Notes:
(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related assets.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre, TRG and other platform investments. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre, TRG and other platform investments. For further information on Klépierre, reference should be made to financial information in Klépierre’s public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts (“NAREIT”) Funds From Operations White Paper – 2018 Restatement. Our main business includes acquiring, owning, operating, developing, and redeveloping real estate in conjunction with the rental of retail real estate. Gains and losses of assets incidental to our main business are included in FFO. We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, depreciable retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.
(D)
Includes our share of:

 –
Gain on land sales of  $3.2 million and $9.6 million for the three months ended September 30, 2023 and 2022, respectively, and $7.8 million and $15.6 million for the nine months ended September 30, 2023 and 2022, respectively.

 –
Straight-line adjustments increased (decreased) income by $1.4 million and ($6.8) million for the three months ended September 30, 2023 and 2022, respectively, and ($10.4) million and ($22.9) million for the nine months ended September 30, 2023 and 2022, respectively.

 –
Amortization of fair market value of leases increased (decreased) income by $0.0 million and $0.0 million for the three months ended September 30, 2023 and 2022, respectively, and $0.2 million and ($0.3) million for the nine months ended September 30, 2023 and 2022, respectively.

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OVERVIEW
THE COMPANY
Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust (“REIT”). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At September 30, 2023, we owned or had an interest in 230 properties comprising 183 million square feet in North America, Asia and Europe. We also owned an 84% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional, and outlet malls in the U.S. and Asia. Additionally, at September 30, 2023, we had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries.
This package was prepared to provide operational and balance sheet information as of September 30, 2023 for the Company and the Operating Partnership.
Certain statements made in this Supplemental Package may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment, including but not limited to those caused by inflation, recessionary pressures, wars, escalating geopolitical tensions as a result of the war in Ukraine and the conflicts in the Middle East, and supply chain disruptions; the inability to renew leases and relet vacant space at existing properties on favorable terms; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; an increase in vacant space at our properties; the potential for violence, civil unrest, criminal activity or terrorist activities at our properties; natural disasters; the availability of comprehensive insurance coverage; the intensely competitive market environment in the retail industry, including e-commerce; security breaches that could compromise our information technology or infrastructure; the increased focus on ESG metrics and reporting; environmental liabilities; our international activities subjecting us to risks that are different from or greater than those associated with our domestic operations, including changes in foreign exchange rates; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; the inability to lease newly developed properties on favorable terms; the loss of key management personnel; uncertainties regarding the impact of pandemics, epidemics or public health crises, and the associated governmental restrictions on our business, financial condition, results of operations, cash flow and liquidity; changes in market rates of interest; the impact of our substantial indebtedness on our future operations, including covenants in the governing agreements that impose restrictions on us that may affect our ability to operate freely; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; risks relating to our joint venture properties, including guarantees of certain joint venture indebtedness; and general risks related to real estate investments, including the illiquidity of real estate investments. We discuss these and other risks and uncertainties under the heading “Risk Factors” in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.
Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

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OVERVIEW
STOCK INFORMATION
The Company’s common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:
Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor’s
Corporate	A-	(Stable Outlook)
Senior Unsecured	A-	(Stable Outlook)
Commercial Paper	A2	(Stable Outlook)
Preferred Stock	BBB	(Stable Outlook)
Moody’s
Senior Unsecured	A3	(Stable Outlook)
Commercial Paper	P2	(Stable Outlook)
Preferred Stock	Baa1	(Stable Outlook)
SENIOR UNSECURED DEBT COVENANTS (1)
	Required	Actual	Compliance
Total Debt to Total Assets (1)	≤65%	42%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	4.5X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	264%	Yes

(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

3Q 2023 SUPPLEMENTAL	13

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2023	2022	2023	2022
Financial Highlights
Total Revenue – Consolidated Properties	$1,410,948	$1,315,786	$4,131,398	$3,891,550
Consolidated Net Income	$680,762	$621,847	$1,757,522	$1,679,637
Net Income Attributable to Common Stockholders	$594,139	$539,038	$1,532,309	$1,462,412
Basic and Diluted Earnings per Common Share (EPS)	$1.82	$1.65	$4.68	$4.46
Funds from Operations (FFO) of the Operating Partnership	$1,200,754	$1,098,890	$3,303,903	$3,206,948
Components of Basic and Diluted FFO per Share (FFOPS)
Real Estate	$2.91	$2.83	$8.55	$8.40
Gains on disposal, exchange or revalution of equity interests, net of tax	0.32	—	0.39	—
Other Platform Investments	(0.01)	0.14	(0.17)	0.31
Unrealized (losses) gains in fair value of publicly traded equity instruments, net	(0.02)	(0.04)	0.05	(0.17)
Basic and Diluted FFOPS	$3.20	$2.93	$8.82	$8.54
Dividends/Distributions per Share/Unit	$1.90	$1.75	$5.55	$5.10
	AS OF SEPTEMBER 30, 2023	AS OF DECEMBER 31, 2022
Stockholders’ Equity Information
Limited Partners’ Units Outstanding at end of period	48,933	47,303
Common Shares Outstanding at end of period	326,247	326,954
Total Common Shares and Limited Partnership Units Outstanding at end of period	375,180	374,257
Weighted Average Limited Partnership Units Outstanding	47,396	47,295
Weighted Average Common Shares Outstanding:
Basic and Diluted – for purposes of EPS and FFOPS	327,101	327,817
Equity Market Capitalization
Common Stock Price at end of period	$108.03	$117.48
Common Equity Capitalization, including Limited Partnership Units	$40,530,701	$43,967,683
Preferred Equity Capitalization, including Limited Partnership Preferred Units	70,238	73,681
Total Equity Market Capitalization	$40,600,939	$44,041,364

3Q 2023 SUPPLEMENTAL	14

NET OPERATING INCOME (NOI) COMPOSITION(1)
For the Nine Months Ended September 30, 2023
(1)
Based on our beneficial interest of NOI.

(2)
Includes TRG U.S. assets.

(3)
Includes Klépierre, international Premium Outlets, international Designer Outlets and international TRG assets.

3Q 2023 SUPPLEMENTAL	15

Net Operating Income Overview (AT SHARE)
(In thousands)
	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		% GROWTH	For the Nine Months Ended September 30,		% GROWTH
	2023	2022		2023	2022

Domestic Property NOI (1)	$1,295,883	$1,243,338	4.2%	$3,852,439	$3,710,067	3.8%
International Properties (2)	74,822	70,392		224,097	210,773

Portfolio NOI	$1,370,705	$1,313,730	4.3%	$4,076,536	$3,920,840	4.0%
NOI from Other Platform Investments (3)	46,045	87,537		41,646	229,960
NOI from Investments (4)	62,983	66,735		170,066	171,716
Corporate and Other NOI Sources (5)	69,621	31,040		194,508	132,161

Beneficial interest of Combined NOI	$1,549,354	$1,499,042	3.4%	$4,482,756	$4,454,677	0.6%

(1)
All properties in North America (including TRG’s 20 in the U.S., 4 in Canada and 2 in Mexico).

(2)
International properties outside of North America at constant currency (including TRG’s 4 international properties).

(3)
Includes investments in retail operations (J.C. Penney and SPARC Group); intellectual property and licensing venture (Authentic Brands Group, LLC, or ABG); an e-commerce company (Rue Gilt Groupe, or RGG); and a global real estate investment and management company (Jamestown).

(4)
NOI of Klépierre at constant currency and HBS.

(5)
Includes income components excluded from Domestic Property NOI and Portfolio NOI including domestic lease termination income, interest income, land sale gains, straight line lease income, above/below market lease adjustments, Simon management company revenues, foreign exchange impact, and other assets.

3Q 2023 SUPPLEMENTAL	16

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)
RECONCILIATION OF NET INCOME TO NOI
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2023	2022	2023	2022
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$680,762	$621,847	$1,757,522	$1,679,637
Income and other tax expense	43,218	8,256	40,252	31,168
Gain on disposal, exchange, or revaluation of equity interests, net	(158,192)	—	(194,629)	—
Interest expense	212,210	187,878	629,725	560,353
Income from unconsolidated entities	(95,480)	(163,086)	(207,835)	(434,343)
Unrealized losses (gains) in fair value of publicly traded equity instruments, net	6,175	14,563	(20,049)	63,412
Loss (gain) on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	5,541	(17,262)	9,897	(879)
Operating Income Before Other Items	694,234	652,196	2,014,883	1,899,348
Depreciation and amortization	315,259	301,754	941,851	910,190
Home and regional office costs	47,679	43,711	154,505	143,424
General and administrative	9,070	7,784	28,235	24,977
Other expenses	—	1,018	—	13,413
NOI of consolidated entities	$1,066,242	$1,006,463	$3,139,474	$2,991,352
Less: Noncontrolling interest partners share of NOI	(7,918)	(9,484)	(22,562)	(21,062)
Beneficial NOI of consolidated entities	$1,058,324	$996,979	$3,116,912	$2,970,290
Reconciliation of NOI of unconsolidated entities:
Net Income	$228,790	$174,308	$636,115	$571,005
Interest expense	172,523	147,539	508,230	438,559
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	(19,395)	(4,522)	(20,529)	(4,522)
Operating Income Before Other Items	381,918	317,325	1,123,816	1,005,042
Depreciation and amortization	159,560	169,453	483,361	504,926
NOI of unconsolidated entities	$541,478	$486,778	$1,607,177	$1,509,968
Less: Joint Venture partners share of NOI	(282,640)	(255,856)	(839,316)	(788,737)
Beneficial NOI of unconsolidated entities	$258,838	$230,922	$767,861	$721,231
Add: Beneficial interest of NOI from TRG	123,164	121,503	359,178	347,199
Add: Beneficial interest of NOI from Other Platform Investments and Investments (1)	109,028	149,638	238,805	415,957
Beneficial interest of Combined NOI	$1,549,354	$1,499,042	$4,482,756	$4,454,677

(1)
See footnotes 3 and 4 on prior page.

3Q 2023 SUPPLEMENTAL	17

Reconciliations of Non-GAAP FInancial Measures
(In thousands, except as noted)
RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)
	THREE MONTHS ENDED SEPTEMBER 30, 2023	NINE MONTHS ENDED SEPTEMBER 30, 2023
FFO of the Operating Partnership	$1,200,754	$3,303,903
Non-cash impacts to FFO (1)	(95,048)	(101,322)
FFO of the Operating Partnership excluding non-cash impacts	1,105,706	3,202,581
Tenant allowances	(72,005)	(208,044)
Operational capital expenditures	(46,025)	(99,209)
Funds available for distribution	$987,676	$2,895,328

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED SEPTEMBER 30, 2023	NINE MONTHS ENDED SEPTEMBER 30, 2023
Deductions:
Fair value of debt amortization	(254)	(806)
Gain on disposal, exchange or revaluation of equity interests, net of tax	(118,138)	(145,466)
Fair market value of lease amortization	(42)	(198)
Additions:
Straight-line lease (income) loss	(1,417)	10,428
Stock based compensation expense	9,876	29,071
Unrealized losses (gains) in fair value of publicly traded equity instruments, net	6,175	(20,049)
Mortgage, financing fee and terminated swap amortization expense	8,752	25,698
	$(95,048)	$(101,322)
This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), domestic portfolio NOI and portfolio NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.
The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on Reconciliations of Non-GAAP Financial Measures and in the Earnings Release for the latest period.

3Q 2023 SUPPLEMENTAL	18

Lease Income, Other Income, Other Expense, Income From
unconsolidated Entities, and Capitalized Interest
(In thousands)
	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
Consolidated Properties	2023	2022	2023	2022
Lease Income
Fixed lease income (1)	$1,041,999	$952,615	$3,078,043	$2,874,484
Variable lease income (2)	256,738	262,855	723,837	743,551
Total Lease Income	$1,298,737	$1,215,470	$3,801,880	$3,618,035
Other Income
Interest, dividend and distribution income (3)	$15,126	$6,727	$48,111	$11,754
Lease settlement income	981	1,480	9,074	28,356
Gains on land sales	3,215	10,792	5,862	16,046
Mixed-use and franchise operations income	25,701	13,299	68,696	29,849
Other (4)	37,133	39,364	105,264	102,459
Total Other Income	$82,156	$71,662	$237,007	$188,464
Other Expense
Ground leases	$11,357	$11,541	$35,133	$35,103
Mixed-use and franchise operations expense	23,334	12,796	66,903	26,483
Professional fees and other	6,549	6,473	30,333	45,063
Total Other Expense	$41,240	$30,810	$132,369	$106,649
Income from Unconsolidated Entities
Share of Joint Ventures (5)	$89,585	$73,626	$261,541	$242,401
Share of Klépierre net income, net of amortization of excess investment	22,122	27,573	52,745	55,329
Share of Other Platform Investments net income (loss), net of amortization of excess investment, pre-tax	11,194	77,840	(39,314)	181,187
Share of TRG net loss including amortization of excess investment	(27,421)	(15,953)	(67,137)	(44,574)
Total Income from Unconsolidated Entities	$95,480	$163,086	$207,835	$434,343
Capitalized Interest
Our Share of Consolidated Properties	$14,222	$13,544	$32,859	$28,219
Our Share of Joint Venture Properties	$382	$99	$818	$281

(1)
Fixed lease income under our operating leases includes fixed minimum lease consideration and fixed CAM reimbursements recorded on a straight-line basis.

(2)
Variable lease income primarily includes consideration based on sales, as well as reimbursements for real estate taxes, utilities, and marketing.

(3)
Includes distributions from other international investments and preferred unit distributions from TRG.

(4)
Includes ancillary property revenues, marketing, media, parking and sponsorship revenues, gains on sale of non-retail real estate investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(5)
Includes U.S. joint venture operations and international outlet joint ventures.

3Q 2023 SUPPLEMENTAL	19

OPERATING INFORMATION
	AS OF SEPTEMBER 30,
	2023	2022
U.S. Malls and Premium Outlets
Total Number of Properties	162	163
Total Square Footage of Properties (in millions)	136.6	137.3
Ending Occupancy (1):
Consolidated Assets	95.2%	94.5%
Unconsolidated Assets	95.2%	94.5%
Total Portfolio	95.2%	94.5%
Base Minimum Rent PSF (2):
Consolidated Assets	$55.17	$53.58
Unconsolidated Assets	$59.86	$58.12
Total Portfolio	$56.41	$54.80
U.S. TRG
Total Number of Properties	20	20
Total Square Footage of Properties (in millions)	20.4	20.4
Ending Occupancy (1)	93.4%	94.5%
Base Minimum Rent PSF (2)	$61.83	$61.11
	AS OF SEPTEMBER 30,
	2023	2022
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.3	21.3
Ending Occupancy (3)	97.4%	97.8%
Base Minimum Rent PSF (2)	$35.94	$34.69
International Properties (4)
Premium Outlets
Total Number of Properties	23	22
Total Square Footage of Properties (in millions)	8.7	8.4
Designer Outlets
Total Number of Properties	12	11
Total Square Footage of Properties (in millions)	3.0	2.8
TRG
Total Number of Properties	4	4
Total Square Footage of Properties (in millions)	4.7	4.7

(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.

(2)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.

(3)
See footnote 1 for definition, except Ending Occupancy is calculated on all company owned space.

(4)
Includes all international properties.

3Q 2023 SUPPLEMENTAL	20

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)(2)
Year	Number of Leases Expiring	Square Feet	Avg. Base Minimum Rent PSF at Expiration (3)	Percentage of Gross Annual Rental Revenues (4)
Inline Stores and Freestanding
Month to Month Leases	1,409	5,150,545	$59.47	5.7%
2023 (10/1/23 – 12/31/23)	389	970,755	$69.39	1.3%
2024	3,200	12,052,855	$54.64	12.4%
2025	2,517	9,453,417	$61.23	10.8%
2026	2,075	8,647,664	$59.63	8.4%
2027	1,629	6,565,050	$65.59	8.0%
2028	1,284	5,909,819	$68.21	7.4%
2029	915	4,051,329	$73.44	5.3%
2030	567	2,693,419	$82.54	4.0%
2031	330	1,793,586	$72.76	2.3%
2032	453	1,671,605	$93.15	2.9%
2033	391	1,531,384	$84.24	2.4%
2034 and Thereafter	604	2,649,815	$57.48	2.9%
Specialty Leasing Agreements w/ terms in excess of 12 months	2,354	6,168,484	$16.62	1.9%
Anchors
Month to Month Leases	2	263,650	$2.52	0.0%
2023 (10/1/23 – 12/31/23)	—	—	—	—
2024	7	842,303	$5.63	0.1%
2025	17	1,641,383	$6.49	0.2%
2026	17	1,765,292	$5.52	0.2%
2027	13	1,765,268	$5.32	0.2%
2028	16	1,986,210	$5.73	0.2%
2029	12	1,021,244	$8.10	0.2%
2030	9	865,476	$11.00	0.1%
2031	5	427,004	$14.53	0.0%
2032	4	282,245	$25.21	0.1%
2033	6	984,879	$7.56	0.1%
2034 and Thereafter	30	2,664,800	$17.18	0.7%

(1)
Does not include TRG portfolio lease expirations.

(2)
Does not consider the impact of renewal options that may be contained in leases.

(3)
Average Base Minimum Rent psf reflects base minimum rent in the respective year of expiration.

(4)
Annual rental revenues represent 2022 consolidated and joint venture combined base rental revenue.

3Q 2023 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS(1)
Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
The Gap	284	3,051	1.8%	2.9%
Tapestry	222	941	0.5%	1.6%
Signet Jewelers	349	495	0.3%	1.6%
Victoria’s Secret & Co.	138	1,164	0.7%	1.6%
Capri Holdings	139	549	0.3%	1.4%
American Eagle Outfitters	218	1,375	0.8%	1.4%
PVH Corporation	147	1,106	0.6%	1.4%
VF Corporation	203	877	0.5%	1.3%
Luxottica Group	352	637	0.4%	1.2%
LVMH Fashion	108	405	0.2%	1.2%
Top Anchors (sorted by percentage of total square footage in U.S. properties) (2)
Tenant	Number of Stores	Square Feet (000’s)	Percent of Total Sq. Ft. in U.S. Properties	Percent of Total Base Minimum Rent for U.S. Properties
Macy’s	97	18,845	11.0%	0.3%
J.C. Penney	53	8,668	5.0%	0.3%
Dillard’s	35	6,377	3.7%	*
Nordstrom	24	4,103	2.4%	0.1%
Dick’s Sporting Goods	35	2,651	1.5%	0.6%
Neiman Marcus	12	1,458	0.8%	0.1%
Belk	7	1,194	0.7%	*
Target	7	968	0.6%	0.1%
Hudson’s Bay	8	943	0.5%	0.1%
Von Maur	7	892	0.5%	*

(1)
Does not include TRG portfolio top tenants.

(2)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale’s The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.

*
Less than one-tenth of one percent.

3Q 2023 SUPPLEMENTAL	22

CAPITAL EXPENDITURES(1)
(In thousands)
		UNCONSOLIDATED PROPERTIES
	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$138,038	$23,364	$7,101
Redevelopment projects with incremental square footage and/or anchor replacement	290,851	101,892	50,424
Redevelopment projects with no incremental square footage	20,013	35,608	18,056
Subtotal new development and redevelopment projects	448,902	160,864	75,581
Tenant allowances	169,900	78,348	38,144
Operational capital expenditures (CAM and non-CAM)	71,297	61,316	27,912
Totals	$690,099	$300,528	$141,637
Conversion from accrual to cash basis	(75,105)	4,034	1,901
Capital Expenditures for the Nine Months Ended 9/30/23 (2)	$614,994	$304,562	$143,538
Capital Expenditures for the Nine Months Ended 9/30/22 (2)	$465,387	$257,449	$116,453

(1)
Does not include TRG portfolio capital expenditures.

(2)
Agrees with the line item “Capital expenditures” on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

3Q 2023 SUPPLEMENTAL	23

DEVELOPMENT ACTIVITY SUMMARY(1)
As of September 30, 2023
(in thousands, except percent)

PLATFORM PROJECT TYPE	OUR SHARE OF NET INVESTMENT	EXPECTED STABILIZED RATE OF RETURN	Actual 2023 Investment thru Q3 2023	Forecasted Investment Q4 2023	Forecasted Investment FY 2023	Forecasted Investment FY 2024	Forecasted Total Investment 2023 - 2024
Malls
Redevelopments	$859,736	7%	$122,291	$98,018	$220,309	$222,743	$443,052
Premium Outlets
New Developments	$331,928	8%	$74,470	$32,643	$107,113	$108,340	$215,453
Redevelopments	$95,794	10%	$17,897	$13,020	$30,917	$42,326	$73,243
The Mills
Redevelopments	$27,891	14%	$13,911	$6,975	$20,886	$2,074	$22,960
Total Investment (1)	$1,315,349	7%	$228,569	$150,656	$379,225	$375,483	$754,708
Less funding from: Construction Loans, International JV Cash on hand, etc.	$(312,261)		$(77,622)	$(26,201)	$(103,823)	$(116,044)	$(219,867)

Total Net Cash Investment	$1,003,088		$150,947	$124,455	$275,402	$259,439	$534,841
Notes:
(1)
Does not include TRG

3Q 2023 SUPPLEMENTAL	24

COMMON AND PREFERRED STOCK INFORMATION
CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
For the Period December 31, 2022 through September 30, 2023
	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2022	326,953,791	47,302,958
Activity During the First Six Months of 2023
Redemption of Limited Partnership Units for Cash	—	(94,072)
Restricted Stock/Restricted Stock Unit Awards and Long-Term Incentive Performance (LTIP) Units Earned (3)	295,907	—
Treasury Shares Acquired Related to Stock Grant Recipients’ Tax Obligations and Other	(50,658)
Number Outstanding at June 30, 2023	327,199,040	47,208,886
Third Quarter Activity
Redemption of Limited Partnership Units for Cash	—	(1,250)
Issuance of Limited Partnership Units	—	1,725,000
Repurchase of Simon Property Group Common Stock in open market (6)	(951,627)
Number Outstanding at September 30, 2023	326,247,413	48,932,636
Number of Limited Partnership Units and Common Shares at September 30, 2023	375,180,049
PREFERRED STOCK/UNITS OUTSTANDING AS OF SEPTEMBER 30, 2023
($ in 000's, except per share amounts)
ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A

(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.

(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.

(3)
Represents restricted stock/restricted stock unit awards and earned LTIP units issued pursuant to the Operating Partnership’s 2019 Stock Incentive Plan, net of forfeitures.

(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on September 30, 2023 was $56.09 per share.

(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

(6)
During the nine months ended September 30, 2023, Simon acquired 1,267,995 shares, of which 951,627 shares were settled on or before September 30, 2023.

3Q 2023 SUPPLEMENTAL	25

CREDIT PROFILE(1)

NET DEBT ($ BILLIONS)

Non-Recourse Mortgage Debt [2]
Unsecured Net Debt
35.0
30.0
25.0
20.0
15.0
10.0
5.0
0.0
30.1
32.2
30.9
30.2
30.0
16.6
18.8
19.4
18.8
19.0
13.5
13.4
11.5
11.4
11.0
2019
2020
2021
2022
9/30/2023

FIXED CHARGE COVERAGE (X)

6.0
5.0
4.0
3.0
2.0
1.0
0.0
5.3
4.2
5.0
4.8
4.5
2019
2020
2021[3]
2022[3]
TTM 9/30/2023[3]

UNSECURED INTEREST COVERAGE (X)

7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
6.9
5.3
5.8
5.8
6.0
2019
2020
2021[3]
2022[3]
TTM 9/30/2023[3]

FFO PAYOUT RATIO (%)

80%
75%
70%
65%
60%
55%
50%
45%
40%
69%
66%
49%
58%
60%
2019
2020
2021
2022
TTM 9/30/2023

WEIGHTED AVERAGE INTEREST RATE (%)

3.90%
3.70%
3.50%
3.30%
3.10%
2.90%
2.70%
2.50%
3.33%
3.14%
3.03%
3.43%
3.61%
2019
2020
2021
2022
9/30/2023

WEIGHTED AVERAGE YEARS TO MATURITY (YRS)

7.4
6.9
6.4
5.9
5.4
6.7
6.6
7.1
6.7
6.9
2019
2020
2021
2022
9/30/2023

(1)
As of year end, unless otherwise indicated.

(2)
Non-recourse mortgage net debt includes our pro-rata share of consolidated non-recourse mortgage debt and our pro-rata share of joint venture non-recourse mortgage debt.

(3)
Includes TRG secured, corporate and other debt.

3Q 2023 SUPPLEMENTAL	26

SUMMARY OF INDEBTEDNESS(1)
As of September 30, 2023
(In thousands)
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$4,664,196	$4,504,415	3.83%	3.3
Floating Rate Debt (Swapped to Fixed)	135,353	121,818	4.25%	3.5
Floating Rate Debt (Hedged) (2)	171,929	142,831	4.84%	1.0
Variable Rate Debt	129,573	117,023	7.37%	2.6
Total Mortgage Debt	5,101,051	4,886,087	3.95%	3.2
Unsecured Debt
Fixed Rate	18,821,800	18,821,800	3.19%	9.4
Revolving Credit Facility – USD Currency	305,000	305,000	6.14%	4.8
Supplemental Credit Facility – EUR Currency	793,080	793,080	3.81%	3.3
Total Revolving Credit Facilities	1,098,080	1,098,080	4.45%	3.7
Total Unsecured Debt	19,919,880	19,919,880	3.26%	9.0
Premium	15,466	15,466
Discount	(58,667)	(58,667)
Debt Issuance Costs	(123,025)	(122,034)
Other Debt Obligations	62,055	62,055
Consolidated Mortgages and Unsecured Indebtedness (2)	$24,916,760	$24,702,787	3.40%	7.9
Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$11,431,429	$5,437,419	4.13%	3.4
Floating Rate Debt (Swapped to Fixed)	749,065	327,207	4.81%	4.0
Floating Rate Debt (Hedged) (2)	1,082,800	507,276	6.60%	3.0
Variable Rate Debt	761,035	320,064	6.27%	2.3
TMLP Debt (3)	332,001	137,193	—	—
Total Mortgage Debt	14,356,330	6,729,159	4.46%	3.3
Debt Issuance Costs	(32,159)	(15,142)
Joint Venture Mortgages and Other Indebtedness (2)	$14,324,171	$6,714,017	4.46%	3.3
Our Share of Total Indebtedness		$31,416,804	3.61%	6.9
	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	97.9%	$24,172,623	3.34%	8.0
Variable	2.1%	530,164	6.06%	3.6
	100.0%	24,702,787	3.40%	7.9
Joint Venture
Fixed	87.8%	$5,892,098	4.17%	3.4
Variable	12.2%	821,919	6.47%	2.7
	100.0%	6,714,017	4.46%	3.3
Total Debt		$31,416,804
Total Fixed Debt	95.7%	$30,064,721	3.51%	7.1
Total Variable Debt	4.3%	$1,352,083	6.30%	3.1
Total Variable Debt Inclusive of In-the Money-Caps	2.2%

(1)
Does not include TRG secured and corporate debt.

(2)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.

(3)
See footnote 10 on the Property and Debt Information.

3Q 2023 SUPPLEMENTAL	27

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)(1)
As of September 30, 2023
(In thousands)
	UNSECURED CONSOLIDATED DEBT		SECURED CONSOLIDATED DEBT		UNCONSOLIDATED JOINT VENTURE DEBT		TOTAL
Year	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE	OUR SHARE OF DEBT	WEIGHTED AVERAGE RATE
2023	$—	—	$117,338	3.85%	$117,779	5.00%	$235,117	4.42%
2024	2,500,000	2.92%	322,426	4.45%	1,317,657	4.24%	4,140,083	3.50%
2025	1,628,720	2.77%	1,188,704	3.65%	1,180,351	4.11%	3,997,775	3.41%
2026	1,550,000	3.28%	2,035,668	3.99%	1,282,560	4.53%	4,868,228	3.90%
2027	2,843,080	3.11%	379,381	4.48%	1,116,781	4.64%	4,339,242	3.63%
2028	1,105,000	2.96%	48,808	3.85%	803,892	4.34%	1,957,700	3.55%
2029	1,250,000	2.45%	445,170	3.15%	19,962	0.37%	1,715,132	2.61%
2030	750,000	2.65%	—	—	232,240	3.12%	982,240	2.91%
2031	700,000	2.20%	226,824	3.21%	49,359	5.35%	976,183	2.57%
2032	1,400,000	2.45%	—	—	370,287	5.25%	1,770,287	3.07%
2033	1,443,080	3.10%	121,768	6.46%	226,677	6.05%	1,791,525	3.74%
Thereafter	4,750,000	4.51%	—	—	11,614	4.46%	4,761,614	4.51%
Face Amounts of Indebtedness	$19,919,880	3.26%	$4,886,087	3.95%	$6,729,159	4.46%	$31,535,126	3.61%
Premiums (Discounts) on Indebtedness, Net	(45,292)		2,091		—		(43,201)
Debt Issuance Costs	(107,771)		(14,263)		(15,142)		(137,176)
Other Debt Obligations	—		62,055		—		62,055
Our Share of Total Indebtedness	$19,766,817		$4,935,970		$6,714,017		$31,416,804

(1)
Does not include TRG.

3Q 2023 SUPPLEMENTAL	28

Unsecured Debt Information
As of September 30, 2023
	DEBT INFORMATION
	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS TOTAL ($ IN 000’S)
Unsecured Indebtedness:
Simon Property Group, LP (Sr. Notes)	2/1/2024		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	9/13/2024		2.00%	Fixed	1,000,000
Simon Property Group, LP (Sr. Notes)	10/1/2024		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	5/13/2025		1.25%	Fixed	528,720(3)
Simon Property Group, LP (Sr. Notes)	9/1/2025		3.50%	Fixed	1,100,000
Simon Property Group, LP (Sr. Notes)	1/15/2026		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/2026		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	1/15/2027		1.38%	Fixed	550,000
Supplemental Credit Facility – Euro Currency	1/31/2027	(4)(6)	3.81%	Fixed	793,080(2)
Simon Property Group, LP (Sr. Notes)	6/15/2027		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/1/2027		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2028		1.75%	Fixed	800,000
Revolving Credit Facility – USD Currency	6/30/2028	(4)	6.14%	Variable	305,000
Simon Property Group, LP (Sr. Notes)	9/13/2029		2.45%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2030		2.65%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	2/1/2031		2.20%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	1/15/2032		2.25%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	2/1/2032		2.65%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	3/8/2033		5.50%	Fixed	650,000
Simon Property Group, LP (Euro Sr. Notes)	3/19/2033		1.13%	Fixed	793,080(2)
Simon Property Group, LP (Sr. Notes)	2/1/2040		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	3/15/2042		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/1/2044		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/2046		4.25%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	9/13/2049		3.25%	Fixed	1,250,000
Simon Property Group, LP (Sr. Notes)	7/15/2050		3.80%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	3/8/2053		5.85%	Fixed	650,000
Total Unsecured Indebtedness at Face Value					$19,919,880(5)

(1)
Variable rate debt interest rates are based on the following base rates as of September 30, 2023: 1M LIBOR at 5.4335%; Overnight SOFR 5.31%; CME Term SOFR 5.3190%; 30 Day Average SOFR 5.3166%; 1M EURIBOR at 3.847%; 3M EURIBOR at 3.952%; 6M EURIBOR at 4.125%; 3M GBP LIBOR at 5.4091%; 1M YEN TIBOR at 0.0564%; 6M YEN TIBOR at 0.149%; 1M CDOR at 5.385%; Overnight SONIA 5.1867% and Cost of Funds Rate at 2.82%.

(2)
Amount shown in USD equivalent; EUR equivalent is 750.0 million.

(3)
Amount shown in USD equivalent; EUR equivalent is 500.0 million.

(4)
Includes applicable extensions available at our option.

(5)
Also represents our share of Total Unsecured Indebtedness.

(6)
Through an interest rate swap agreement which matures on January 17, 2024, interest is essentially fixed at the all-in-rate presented.

3Q 2023 SUPPLEMENTAL	29

PROPERTY AND DEBT INFORMATION
As of September 30, 2023
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		473,909	(2)
2.	Auburn Mall	MA	Auburn	56.4%		498,585	(2)
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,125,013	07/01/28		4.12%	Fixed	1,750,000	583,333
4.	Barton Creek Square	TX	Austin	100.0%		1,450,713	(2)
5.	Battlefield Mall	MO	Springfield	100.0%		1,202,894	(2)
6.	Bay Park Square	WI	Green Bay	100.0%		690,367	(2)
7.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,312,202	(2)
8.	Briarwood Mall	MI	Ann Arbor	50.0%		978,544	09/01/26		3.29%	Fixed	165,000	82,500
9.	Brickell City Centre (3)	FL	Miami	25.0%		477,715	(2)
10.	Broadway Square	TX	Tyler	100.0%		612,733	(2)
11.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,257,404	(2)
12.	Cape Cod Mall	MA	Hyannis	56.4%		712,316	07/30/26	(5)	7.62%	Variable	52,000	29,313
13.	Castleton Square	IN	Indianapolis	100.0%		1,378,448	(2)
14.	Cielo Vista Mall	TX	El Paso	100.0%		1,244,921	(2)
15.	Coconut Point	FL	Estero	50.0%		1,124,274	10/01/26		3.95%	Fixed	172,607	86,304
16.	College Mall	IN	Bloomington	100.0%		610,194	(2)
17.	Columbia Center	WA	Kennewick	100.0%		763,262	(2)
18.	Copley Place	MA	Boston	94.4%	(4)	1,258,499	(2)
19.	Coral Square	FL	Coral Springs (Miami)	97.2%		944,930	(2)
20.	Cordova Mall	FL	Pensacola	100.0%		932,823	(2)
21.	Dadeland Mall	FL	Miami	50.0%		1,512,283	01/05/27		3.11%	Fixed	371,709	185,855
22.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,505,510	06/01/27		3.66%	Fixed	585,000	292,500
23.	Domain, The	TX	Austin	100.0%		1,235,866	07/01/31		3.09%	Fixed	210,000	210,000
24.	Empire Mall	SD	Sioux Falls	100.0%		1,168,451	12/01/25		4.31%	Fixed	174,269	174,269
25.	Falls, The	FL	Miami	50.0%		708,039	09/01/26		3.45%	Fixed	150,000	75,000
26.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,035,830	05/09/26	(5)(28)	6.94%	Variable	455,000	193,376
27.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		710,406	(2)
28.	Fashion Valley	CA	San Diego	50.0%		1,728,955	06/01/33		5.73%	Fixed	450,000	225,000
29.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		996,102	(2)
30.	Florida Mall, The	FL	Orlando	50.0%		1,726,424	02/09/27	(5)(28)	6.30%	Variable	600,000	300,000
31.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		673,408	(2)
32.	Galleria, The	TX	Houston	50.4%		2,007,917	03/01/25		3.55%	Fixed	1,200,000	604,440
33.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,285,587	(2)
34.	Haywood Mall	SC	Greenville	100.0%		1,251,801	(2)
35.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,669,033	(2)
36.	La Plaza Mall	TX	McAllen	100.0%		1,323,366	(2)
37.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,098,830	(2)
38.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,197,642	11/01/27		4.06%	Fixed	178,231	89,116
39.	Lenox Square	GA	Atlanta	100.0%		1,561,148	(2)

3Q 2023 SUPPLEMENTAL	30

PROPERTY AND DEBT INFORMATION
As of September 30, 2023
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
40.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,063,692	06/01/26		4.04%	Fixed	262,000	73,845
41.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,839,345	(2)
42.	Mall of New Hampshire, The	NH	Manchester	56.4%		803,161	07/01/25		4.11%	Fixed	150,000	84,555
43.	McCain Mall	AR	N. Little Rock	100.0%		789,303	(2)
44.	Meadowood Mall	NV	Reno	50.0%		927,445	12/01/26		5.74%	Fixed	104,323	52,162
45.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,304,991	(2)
46.	Miami International Mall	FL	Miami	47.8%		1,080,615	02/06/24		4.42%	Fixed	160,000	76,442
47.	Midland Park Mall	TX	Midland	100.0%		644,974	(2)
48.	Miller Hill Mall	MN	Duluth	100.0%		833,418	(2)
49.	North East Mall	TX	Hurst (Dallas)	100.0%		1,644,996	(2)
50.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,581,506	07/05/25		8.02%	Fixed	191,068	107,706
51.	Ocean County Mall	NJ	Toms River (New York)	100.0%		889,661	(2)
52.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,230,405	(2)
53.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,362	01/01/26		3.84%	Fixed	310,000	292,938
54.	Pheasant Lane Mall	NH	Nashua	(6)		978,747	(2)
55.	Phipps Plaza	GA	Atlanta	100.0%		942,082	(2)
56.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,156,417	(2)
57.	Prien Lake Mall	LA	Lake Charles	100.0%		719,289	(2)
58.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,080,938	05/01/26		4.20%	Fixed	180,000	90,000
59.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,243,804	(2)
60.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,337,783	(2)
61.	Ross Park Mall	PA	Pittsburgh	100.0%		1,233,079	(2)
62.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		698,074	(2)
63.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,062	08/31/33		6.66%	Fixed	95,000	89,718
64.	Shops at Clearfork, The	TX	Fort Worth	45.0%		556,703	03/11/30	(25)	2.81%	Fixed	145,000	65,250
65.	Shops at Crystals, The	NV	Las Vegas	50.0%		273,157	07/01/26		3.74%	Fixed	550,000	275,000
66.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,260,952	02/01/25	(5)	3.61%	Fixed	291,906	148,872
67.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,652	(2)
68.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		726,132	(2)
69.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(7)	1,249,209	03/31/24		8.42%	Variable	171,750	42,938
70.	South Hills Village	PA	Pittsburgh	100.0%		1,124,045	(2)
71.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,591,028	(2)
72.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,140,315	(2)
73.	SouthPark	NC	Charlotte	100.0%		1,685,365	(2)
74.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		610,116	10/06/25		4.45%	Fixed	55,675	27,838
75.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		980,164	(2)
76.	St. Johns Town Center	FL	Jacksonville	50.0%		1,444,638	09/11/24		3.82%	Fixed	350,000	175,000
77.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(4)	1,291,787	(2)
78.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,299,721	09/05/26		3.50%	Fixed	330,000	164,670
79.	Summit Mall	OH	Akron	100.0%		770,347	10/01/26		3.31%	Fixed	85,000	85,000

3Q 2023 SUPPLEMENTAL	31

PROPERTY AND DEBT INFORMATION
As of September 30, 2023
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
80.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%	1,247,391	(2)
81.	Tippecanoe Mall	IN	Lafayette	100.0%	864,755	(2)
82.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%	1,777,521	(2)
83.	Towne East Square	KS	Wichita	100.0%	1,157,209	(2)
84.	Treasure Coast Square	FL	Jensen Beach	100.0%	875,028	(2)
85.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%	960,399	(2)
86.	University Park Mall	IN	Mishawaka	100.0%	917,352	(2)
87.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%	1,083,139	(2)
88.	West Town Mall	TN	Knoxville	50.0%	1,281,179	(2)
89.	Westchester, The	NY	White Plains (New York)	40.0%	804,894	02/01/30		3.25%	Fixed	400,000	160,000
90.	White Oaks Mall	IL	Springfield	88.6%	925,366	06/01/24	(28)	7.75%	Variable	38,000	33,684
						06/01/24		8.31%	Variable	1,107	981
91.	Wolfchase Galleria	TN	Memphis	94.5%	1,151,424	11/01/26		4.15%	Fixed	155,152	146,612
92.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%	2,151,138	03/05/24		4.50%	Fixed	374,401	187,201
93.	Woodland Hills Mall	OK	Tulsa	94.5%	1,235,911	(2)
	Total Mall Square Footage				106,217,530

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%	228,751	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%	675,590	02/24/27	(5)	7.67%	Variable	79,354	39,677
3.	Liberty Tree Mall	MA	Danvers	49.1%	861,456	05/03/28	(25)	6.18%	Fixed	28,390	13,950
4.	Northgate Station	WA	Seattle	100.0%	416,508	(2)
5.	Pier Park	FL	Panama City Beach	65.6%	946,931	(2)
6.	University Park Village	TX	Fort Worth	100.0%	170,740	05/01/28		3.85%	Fixed	51,532	51,532
	Total Lifestyle Centers Square Footage				3,299,976

3Q 2023 SUPPLEMENTAL	32

PROPERTY AND DEBT INFORMATION
As of September 30, 2023
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	315,099	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	548,455	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,249	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	593,316	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	691,550	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	288,926	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,713	(2)
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,656	07/01/28		4.27%	Fixed	99,725	49,863
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,158	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,986	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	389,983	01/01/28		3.95%	Fixed	158,118	104,358
12.	Clinton Premium Outlets	CT	Clinton	100.0%	276,225	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,101	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	653,252	(2)
15.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	477,158	12/01/25		4.30%	Fixed	178,000	178,000
16.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	298,818	(2)
17.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,478	(2)
18.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	66.0%	378,518	03/01/33		6.12%	Fixed	75,000	50,003
19.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	423,465	(2)
20.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	531,154	12/01/25		4.31%	Fixed	140,000	140,000
21.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,179	12/01/25		4.35%	Fixed	50,000	50,000
22.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/	100.0%	485,646	02/06/26		4.26%	Fixed	69,532	69,532
			Washington, DC)
23.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	548,311	(2)
24.	Indiana Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	378,015	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,595	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,644	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,663	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,448	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,371	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	675,814	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,667	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,751	06/01/26	(8)	4.17%	Fixed	46,606	46,606
33.	Leesburg Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,218	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,790	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,889	(2)
36.	Napa Premium Outlets	CA	Napa	100.0%	178,899	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,284	04/01/32		4.50%	Fixed	75,000	48,750
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	189,132	(2)

3Q 2023 SUPPLEMENTAL	33

PROPERTY AND DEBT INFORMATION
As of September 30, 2023
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,672	(2)
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	774,234	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	657,454	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,656	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,092	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,511	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,603	09/06/26	(9)	3.33%	Fixed	31,466	31,466
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/	100.0%	402,408	09/01/27		4.00%	Fixed	145,000	145,000
			Milwaukee)
47.	Pocono Premium Outlets	PA	Tannersville	100.0%	411,893	(2)
48.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	353,163	(2)
49.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,748	09/06/26	(9)	3.33%	Fixed	55,278	55,278
50.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,987	(2)
51.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	498,431	(2)
52.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	697,184	(2)
53.	San Marcos Premium Outlets	TX	San Marcos (Austin/	100.0%	738,469	(2)
			San Antonio)
54.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	552,723	(2)
55.	Silver Sands Premium Outlets	FL	Destin	50.0%	448,412	03/01/32		3.96%	Fixed	140,000	70,000
56.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,772	(2)
57.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,174	10/06/24		4.06%	Fixed	88,351	53,011
58.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	460,387	(2)
59.	Tanger Outlets – Columbus (3)	OH	Sunbury (Columbus)	50.0%	355,252	10/01/32	(5)	6.25%	Fixed	71,000	35,500
60.	Tanger Outlets – Galveston/Houston (3)	TX	Texas City	50.0%	352,706	06/16/28	(5)	8.32%	Variable	29,000	14,500
						06/16/28	(5)(25)	7.44%	Fixed	29,000	14,500
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	367,200	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	409,125	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	447,309	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,375	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	422,403	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	518,971	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,414	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	915,522	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	672,873	(2)
	Total U.S. Premium Outlet Square Footage				30,402,699

3Q 2023 SUPPLEMENTAL	34

PROPERTY AND DEBT INFORMATION
As of September 30, 2023
							DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP		TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
											TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,221,034	09/01/26		3.80%	Fixed	96,392	96,392
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,949,895	02/06/24		4.29%	Fixed	383,500	227,224
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,365,975	11/01/24		4.28%	Fixed	121,737	45,651
							07/01/31		2.80%	Fixed	30,000	11,250
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,366,722	11/01/32		6.55%	Fixed	233,016	138,085
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,167	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,364,644	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,863,426	10/01/26		3.99%	Fixed	257,710	257,710
8.	Katy Mills	TX	Katy (Houston)	62.5%	(7)	1,681,020	08/01/32		5.77%	Fixed	128,317	80,198
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,304,501	(2)
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,419,968	(2)
11.	Opry Mills	TN	Nashville	100.0%		1,174,623	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		867,118	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,553,303	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,367,510	(2)
	Total The Mills Square Footage					21,280,906

	Other Properties
	Calhoun Outlet Marketplace, Dover Mall, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Oxford Valley Mall, Philadelphia Mills, Southridge Mall, Square One Mall, Solomon Pond Mall, Sugarloaf Mills, The Avenues							(7)(8)(10)			863,950	487,248
	Total Other Properties Square Footage					10,444,989

	TOTAL U.S. SQUARE FOOTAGE (11)(12)					171,646,100

3Q 2023 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of September 30, 2023
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	07/04/29	(13)	2.00%	Fixed	192,662	173,396
	Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton (Alberta)		50.0%	422,500	11/30/23	(14)	6.69%	Variable	100,499	50,250
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	367,400	06/01/24	(14)	3.08%	Fixed	88,364	44,182
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	504,900	(2)
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	326,000	12/01/27	(5)(14)(25)	5.51%	Fixed	60,750	27,338
						12/01/27	(5)(14)(27)	5.83%	Fixed	60,750	27,338
	Canada Square Footage				1,620,800
	FRANCE
6.	Paris-Giverny Designer Outlet	Vernon		73.8%	228,000	06/11/25	(13)(28)	4.80%	Variable	82,824	61,108
7.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/27	(5)(13)	4.92%	Fixed	100,753	90,678
	France Square Footage				497,000
	GERMANY
8.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/26	(13)	2.10%	Fixed	52,872	37,275
	Germany Square Footage				191,500
	ITALY
9.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	344,000	03/31/27	(13)(25)	4.25%	Fixed	135,353	121,818
						03/31/27	(13)	6.45%	Variable	33,837	30,453
10.	Noventa Di Piave Designer Outlet	Venice		90.0%	353,000	07/25/25	(13)	2.00%	Fixed	293,537	264,183
	Italy Square Footage				697,000
	JAPAN
11.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	(2)
12.	Fukaya-Hanazono Premium Outlets	Fukaya City (Saitama)		40.0%	296,300	09/30/32	(15)	0.76%	Fixed	71,635	28,654
13.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	659,500	04/08/27	(15)	0.16%	Variable	87,033	34,813
14.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	(2)
15.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	512,500	07/31/27	(15)	0.30%	Fixed	39,500	15,800
16.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(15)	0.28%	Fixed	30,462	12,185
17.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
18.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	11/30/23	(15)	0.37%	Variable	17,407	6,963
						05/31/29	(15)	0.37%	Fixed	33,474	13,390
19.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	11/30/24	(15)	0.21%	Fixed	17,741	7,096
						11/30/24	(15)	0.30%	Variable	2,344	938
20.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	328,400	10/31/26	(15)	0.20%	Variable	41,508	16,603
	Japan Square Footage				3,910,000

3Q 2023 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of September 30, 2023
						DEBT INFORMATION
	PROPERTY NAME	STATE	CITY (CBSA)	LEGAL OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	OUR SHARE
	KOREA
21.	Busan Premium Outlets	Busan		50.0%	360,200	11/23/25	(16)	3.88%	Fixed	76,353	38,177
22.	Jeju Premium Outlets	Jeju Province		50.0%	92,000	(2)
23.	Paju Premium Outlets	Paju (Seoul)		50.0%	558,900	03/13/25	(16)	3.06%	Fixed	45,088	22,544
24.	Siheung Premium Outlets	Siheung (Seoul)		50.0%	444,400	03/15/24	(16)	2.51%	Fixed	110,871	55,436
25.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%	551,600	09/28/24	(16)	3.53%	Fixed	45,827	22,914
	South Korea Square Footage				2,007,100
	MALAYSIA
26.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%	277,500	(2)
27.	Johor Premium Outlets	Johor (Singapore)		50.0%	309,400	10/31/23	(17)	4.07%	Variable	4,277	2,139
	Malaysia Square Footage				586,900
	MEXICO
28.	Premium Outlets Punta Norte	Mexico City		50.0%	333,000	(2)
29.	Premium Outlets Querétaro	Querétaro		50.0%	274,800	06/20/28	(18)	15.25%	Variable	1,302	651
						12/20/33	(18)	12.22%	Fixed	23,295	11,648
	Mexico Square Footage				607,800
	NETHERLANDS
30.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond		(19)	298,000	08/18/25	(13)(25)	4.55%	Fixed	177,650	83,962
						05/29/29	(13)	3.90%	Fixed	296,083	266,475
31.	Roosendaal Designer Outlet	Roosendaal		94.0%	247,500	02/23/24	(13)	5.80%	Variable	10,582	9,947
						02/23/24	(13)(28)	2.85%	Variable	51,105	48,039
	Netherlands Square Footage				545,500
	SPAIN
32.	Malaga Designer Outlet	Malaga		46.1%	191,000	05/05/28	(13)(25)	5.54%	Fixed	67,147	30,961
	Spain Square Footage				191,000
	THAILAND
33.	Siam Premium Outlets Bangkok	Bangkok		50.0%	264,000	06/05/31	(20)	6.28%	Fixed	61,600	30,800
	Thailand Square Footage				264,000
	UNITED KINGDOM
34.	Ashford Designer Outlet	Kent		45.0%	281,000	05/23/27	(21)(25)	4.29%	Fixed	101,051	45,473
						05/23/27	(21)	7.34%	Variable	25,262	11,368
35.	West Midlands Designer Outlet	Staffordshire		23.2%	197,000	06/06/26	(21)(25)	7.49%	Fixed	79,327	18,435
	United Kingdom Square Footage				478,000
	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(22)				11,714,600

	TOTAL SQUARE FOOTAGE				183,360,700

3Q 2023 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of September 30, 2023
						DEBT INFORMATION
	PROPERTY NAME	STATE CITY (CBSA)		TRG OWNERSHIP	TOTAL SQUARE FEET	MATURITY DATE		INTEREST RATE(1)	TYPE	INDEBTEDNESS ($ in 000’s)
										TOTAL	TRG SHARE

	Taubman Realty Group
1.	Beverly Center	CA	Los Angeles	100.0%	780,000	(2)
2.	Cherry Creek Shopping Center	CO	Denver	50.0%	1,038,000	06/01/28		3.85%	Fixed	550,000	275,000
3.	City Creek Center	UT	Salt Lake City	100.0%	623,000	04/01/24		9.37%	Fixed	68,575	68,575
4.	Country Club Plaza	MO	Kansas City	50.0%	971,000	04/01/26		3.85%	Fixed	295,470	147,735
5.	Dolphin Mall	FL	Miami	100.0%	1,436,000	05/09/27	(5)(25)	6.87%	Fixed	1,000,000	1,000,000
6.	Fair Oaks Mall	VA	Fairfax	50.0%	1,560,000	11/10/23		5.32%	Fixed	239,858	119,929
7.	Gardens Mall, The	FL	Palm Beach Gardens	50.0%	1,383,000	07/15/25		4.39%	Fixed	190,573	99,336
8.	Gardens on El Paseo, The	CA	Palm Desert	100.0%	237,000	(2)
9.	Great Lakes Crossing Outlets	MI	Auburn Hills	100.0%	1,356,000	02/01/33		6.52%	Fixed	180,000	180,000
10.	International Market Place	HI	Waikiki, Honolulu	93.5%	341,000	08/09/24		7.93%	Variable	175,000	163,625
11.	International Plaza	FL	Tampa	50.1%	1,177,000	10/09/26	(5)	5.57%	Variable	477,000	238,977
12.	Mall at Green Hills, The	TN	Nashville	100.0%	1,036,000	01/01/27	(5)	8.03%	Variable	150,000	150,000
13.	Mall at Millenia, The	FL	Orlando	50.0%	1,113,000	10/15/24		3.94%	Fixed	450,000	225,000
14.	Mall at Short Hills, The	NJ	Short Hills	100.0%	1,411,000	10/01/27		3.48%	Fixed	1,000,000	1,000,000
15.	Mall at University Town Center, The	FL	Sarasota	50.0%	867,000	11/01/26		3.40%	Fixed	275,918	137,959
16.	Mall of San Juan, The	PR	San Juan	95.0%	628,000	(2)
17.	Sunvalley Shopping Center	CA	Concord	50.0%	1,324,000	09/01/25	(5)	4.44%	Fixed	147,866	73,933
18.	Twelve Oaks Mall	MI	Novi	100.0%	1,517,000	03/06/28		4.85%	Fixed	273,807	273,807
19.	Waterside Shops	FL	Naples	50.0%	335,000	04/15/26		3.86%	Fixed	157,871	78,935
20.	Westfarms	CT	West Hartford	78.9%	1,268,000	09/06/28		7.80%	Fixed	242,000	191,035
21.	CityOn.Xian	Xi’an, China		25.0%	995,000	03/14/29	(23)	5.00%	Fixed	128,442	32,110
22.	CityOn.Zhengzhou	Zhengzhou, China		24.5%	919,000	03/22/32	(23)	4.95%	Fixed	136,729	33,499
23.	Starfield Anseong	Anseong, South Korea		49.0%	1,068,000	02/27/25	(24)	2.17%	Fixed	224,182	109,849
24.	Starfield Hanam	Hanam, South Korea		17.2%	1,709,000	10/26/25	(24)	2.38%	Fixed	448,363	76,894
	Total Taubman Realty Group Square Footage				25,092,000

	TOTAL TRG SECURED INDEBTEDNESS										$4,676,199

	TRG – Corporate & Other
	TRG U.S. Headquarters			100.0%		03/01/24	(25)	3.49%	Fixed	12,000	12,000
	Other			50.0%		11/01/27	(5)	7.64%	Variable	24,000	12,000

	TOTAL TRG CORPORATE AND OTHER INDEBTEDNESS										$24,000

3Q 2023 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of September 30, 2023
FOOTNOTES:
(1)
Variable rate debt interest rates are based on the following base rates as of September 30, 2023: 1M LIBOR at 5.4335%; Overnight SOFR 5.31%; CME Term SOFR 5.3190%; 30 Day Average SOFR 5.3166%; 1M EURIBOR at 3.847%; 3M EURIBOR at 3.952%; 6M EURIBOR at 4.125%; 3M GBP LIBOR at 5.4091%; 1M YEN TIBOR at 0.0564%; 6M YEN TIBOR at 0.149%; 1M CDOR at 5.385%; Overnight SONIA 5.1867% and Cost of Funds Rate at 2.82%.

(2)
Unencumbered asset.

(3)
This property is managed by a third party. Reported amounts may be provided in arrears.

(4)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.

(5)
Includes applicable extensions available at our option.

(6)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.

(7)
The Operating Partnership’s direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.

(8)
Three properties (Lee Premium Outlets, Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.

(9)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.

(10)
Consists of 10 encumbered properties with interest rates ranging from 3.60% to 7.32% and maturities between 2023 and 2027, of which two properties are held within TMLP.

(11)
Does not include any other spaces in joint ventures which are not listed above.

(12)
GLA includes office space.

(13)
Amount shown in USD equivalent; EUR equivalent is 1.4 billion.

(14)
Amount shown in USD equivalent; CAD equivalent is 421.5 million.

(15)
Amounts shown in USD equivalent; JPY equivalent is 51.0 billion.

(16)
Amounts shown in USD equivalent; KRW equivalent is 376.3 billion.

(17)
Amounts shown in USD equivalent; MYR equivalent is 20.1 million.

(18)
Amounts shown in USD equivalent; MXN equivalent is 428.4 million.

(19)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.

(20)
Amounts shown in USD equivalent; THB equivalent is 2.3 billion.

(21)
Amount shown in USD equivalent; GBP equivalent is 168.5 million.

(22)
Does not include Klépierre.

(23)
Amounts shown in USD equivalent; CNY equivalent is 1.9 billion.

(24)
Amounts shown in USD equivalent; KRW equivalent is 909.9 billion.

(25)
Through an interest rate swap agreement, interest is essentially fixed at the all-in-rate presented.

(26)
Through an interest rate cap agreement which expires October 15, 2023, interest is essentially capped at the all-in-rate presented.

(27)
Through interest rate swap agreements, the interest is essentially fixed at the all-in rate presented until December 1, 2025.

(28)
Through an interest rate cap agreement, interest is essentially capped at the all-in-rate presented.

3Q 2023 SUPPLEMENTAL	39

NON-GAAP PRO-RATA FINANCIAL INFORMATION
The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled “Our Share of Joint Ventures” were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled “Noncontrolling Interests,” which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.
We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.
We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:
•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

3Q 2023 SUPPLEMENTAL	40

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Three Months Ended September 30, 2023		For the Three Months Ended September 30, 2022
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(14,106)	$344,374	$(12,415)	330,872
Management fees and other revenues	—	—	—	—
Other income	(746)	62,625	(1,541)	35,351
Total revenue	(14,852)	406,999	(13,956)	366,223
EXPENSES:
Property operating	(2,782)	72,510	(2,303)	68,401
Depreciation and amortization	(5,531)	88,755	(4,050)	89,562
Real estate taxes	(621)	29,315	(575)	27,576
Repairs and maintenance	(358)	8,286	(327)	8,156
Advertising and promotion	(1,682)	8,923	(1,118)	7,966
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(1,491)	29,127	(304)	23,202
Total operating expenses	(12,465)	236,916	(8,677)	224,863
OPERATING INCOME BEFORE OTHER ITEMS	(2,387)	170,083	(5,279)	141,360
Interest expense	3,830	(80,792)	2,107	(68,154)
Gain on disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax benefit	—	—	—	—
Income from unconsolidated entities	(294)	(89,291)	(420)	(73,206)
Unrealized (losses) gains in fair value of publicly traded equity instruments, net	—	—	—	—
(Loss) gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	(24)	—
Consolidated income from continuing operations	1,149	—	(3,616)	—
CONSOLIDATED NET INCOME	1,149	—	(3,616)	—
Net income attributable to noncontrolling interests	1,149	—	(3,616)	—
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG, Jamestown and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

3Q 2023 SUPPLEMENTAL	41

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	For the Nine Months Ended September 30, 2023		For the Nine Months Ended September 30, 2022
	Noncontrolling Interests (1)	Our Share of Joint Ventures	Noncontrolling Interests (1)	Our Share of Joint Ventures
REVENUE:
Lease income	$(41,597)	$1,027,127	$(34,311)	998,988
Management fees and other revenues	—	—	—	—
Other income	(1,974)	173,690	(2,398)	126,486
Total revenue	(43,571)	1,200,817	(36,709)	1,125,474
EXPENSES:
Property operating	(7,829)	209,656	(6,528)	199,038
Depreciation and amortization	(14,870)	269,393	(11,855)	276,387
Real estate taxes	(1,816)	88,807	(1,320)	85,936
Repairs and maintenance	(1,056)	24,500	(820)	27,023
Advertising and promotion	(5,122)	27,514	(3,283)	24,480
Home and regional office costs	—	—	—	—
General and administrative	—	—	—	—
Other	(5,186)	82,480	(5,752)	67,766
Total operating expenses	(35,879)	702,350	(29,558)	680,630
OPERATING INCOME BEFORE OTHER ITEMS	(7,692)	498,467	(7,151)	444,844
Interest expense	9,009	(237,492)	5,070	(203,303)
Gain on disposal, exchange, or revaluation of equity interests, net	—	—	—	—
Income and other tax benefit	—	—	—	—
Income from unconsolidated entities	(566)	(260,975)	(860)	(241,541)
Unrealized (losses) gains in fair value of publicly traded equity instruments, net	—	—	—	—
(Loss) gain on acquisition of controlling interest, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	443	—
Consolidated income from continuing operations	751	—	(2,498)	—
CONSOLIDATED NET INCOME	751	—	(2,498)	—
Net income attributable to noncontrolling interests	751	—	(2,498)	—
Preferred dividends	—	—	—	—
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$—	$—	$—	$—

(1)
Represents our venture partners’ share of operations from consolidated properties.

(2)
Our Total Share of income from unconsolidated entities excludes our share of net results related to our investment in Klépierre, TRG, RGG, SPARC, ABG, Jamestown and JCP.

(3)
Represents limited partners’ interest in the Operating Partnership.

3Q 2023 SUPPLEMENTAL	42

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)
	As of September 30, 2023		As of September 30, 2022
	Noncontrolling Interests	Our Share of Joint Ventures	Noncontrolling Interests	Our Share of Joint Ventures
ASSETS:
Investment properties, at cost	$(545,471)	$10,223,004	$(526,170)	$10,016,111
Less – accumulated depreciation	(132,723)	4,089,306	(117,202)	3,832,459
	(412,748)	6,133,698	(408,968)	6,183,652
Cash and cash equivalents	(29,650)	673,773	(31,114)	650,626
Tenant receivables and accrued revenue, net	(8,704)	224,864	(8,185)	232,020
Investment in TRG, at equity	—	—	—	—
Investment in Klépierre, at equity	—	—	—	—
Investment in unconsolidated entities, at equity	(9,503)	(3,608,013)	(7,650)	(3,108,772)
Right-of-use assets, net	(865)	55,639	(873)	59,490
Investments held in trust – special purpose acquisition company	—	—	(345,000)	—
Deferred costs and other assets	(37,957)	2,189,189	(33,095)	1,621,245
Total assets	$(499,427)	$5,669,150	$(834,885)	$5,638,261
LIABILITIES:
Mortgages and unsecured indebtedness	$(213,973)	$6,714,017	$(189,663)	$6,684,594
Accounts payable, accrued expenses, intangibles, and deferred revenues	(44,858)	464,943	(34,714)	405,058
Cash distributions and losses in unconsolidated entities, at equity	—	(1,758,175)	—	(1,698,917)
Dividend payable	—	—	—	—
Lease liabilities	(865)	50,588	(873)	53,992
Other liabilities	(41,821)	197,777	(51,284)	193,534
Total liabilities	(301,517)	5,669,150	(276,534)	5,638,261
Commitments and contingencies
Limited partners’ preferred interest in the Operating Partnership	(176,928)	—	(533,945)	—
EQUITY:
Stockholders’ equity
Capital stock
Series J 8 3∕8% cumulative redeemable preferred stock	—	—	—	—
Common stock, $.0001 par value	—	—	—	—
Class B common stock, $.0001 par value	—	—	—	—
Capital in excess of par value	—	—	—	—
Accumulated deficit	—	—	—	—
Accumulated other comprehensive loss	—	—	—	—
Common stock held in treasury at cost	—	—	—	—
Total stockholders’ equity	—	—	—	—
Noncontrolling interests	(20,982)	—	(24,406)	—
Total equity	(20,982)	—	(24,406)	—
Total liabilities and equity	$(499,427)	$5,669,150	$(834,885)	$5,638,261

3Q 2023 SUPPLEMENTAL	43